Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Andrew R. French, Melissa Gonzalez, Patrick McGuinness, Debra Rubano, Devan Goolsby and George Hoyt or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre- and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Portfolio	Acquiring Portfolio
AST ClearBridge Dividend Growth Portfolio AST Cohen & Steers Realty Portfolio AST MFS Global Equity Portfolio AST T. Rowe Price Natural Resources Portfolio	AST Large-Cap Core Portfolio (to be renamed AST Large-Cap Equity Portfolio)

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Jessica Bibliowicz	Trustee
Jessica Bibliowicz

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Stephen M. Chipman	Trustee
Stephen M. Chipman

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas M. O'Brien	Trustee
Thomas M. O'Brien

/s/ Christian J. Kelly	Chief Financial Officer (Principal Financial Officer)
Christian J. Kelly

/s/ Elyse McLaughlin	Treasurer and Principal Accounting Officer
Elyse McLaughlin

Dated: August 23, 2024